Exhibit 99.1

                 Radiant Systems, Inc. Reports Second
                            Quarter Results

      Continued Growth Leads to Record Second Quarter Revenue and
             Adjusted Earnings of $0.18 Per Diluted Share

    ATLANTA--(BUSINESS WIRE)--July 26, 2007--Radiant Systems, Inc. (NASDAQ:RADS), a leading provider of innovative technology for the hospitality and retail industries, today announced financial results for the second quarter and six months ended June 30, 2007.

    Summary financial results for the second quarter of 2007 are as follows:

    -- Total revenues for the period were $62.9 million, an increase of 15 percent over revenues of $54.9 million for the same period in 2006.

    -- Net income for the period, which includes $1.2 million of non-recurring charges, was $2.3 million or $0.07 per diluted share, a decrease of $9.4 million, or $0.28 per diluted share, compared to the same period in 2006 which includes $9.6 million of non-recurring net gains.

    -- Adjusted net income (non-GAAP) for the period, which excludes amortization of acquisition-related intangible assets, non-recurring items, the impact of changes in the valuation allowance against deferred tax assets and compensation expense related to the issuance of employee stock options, was $6.1 million, or $0.18 per diluted share, an increase of $1.8 million, or $0.05 per diluted share, compared to the same period in 2006.

    -- During the period, the Company recorded a one time charge of $1.2 million to write off accumulated transaction costs for multiple corporate development activities that the company elected not to pursue. These charges have been excluded from adjusted net income (non-GAAP) for the period.

    Summary year to date financial results for the six month period ended June 30, 2007 are as follows:

    -- Total revenues for the period were $120.4 million, an increase of 16 percent over revenues of $103.9 million for the same period in 2006.

    -- Net income for the period was $4.3 million, or approximately $0.13 per diluted share, a decrease of $8.0 million, or $0.24 per diluted share, compared to the same period in 2006.

    -- Adjusted net income (non-GAAP) for the period, which excludes amortization of acquisition-related intangible assets, non-recurring items, the impact of changes in the valuation allowance against deferred tax assets and compensation expense related to the issuance of employee stock options, was $10.4 million, or $0.32 per diluted share, an increase of $2.8 million, or $0.09 per diluted share, compared to the same period in 2006.

    John Heyman, the Company's chief executive officer said, "We are very pleased with our strong quarterly financial results showing improved earnings and cash flow from operations. Our markets remain strong while our people, products and attention to customer satisfaction are proving to be strong differentiators for our company. Thus, we are confident in our growth throughout the remainder of the year and into 2008."

    "We are very pleased with the progression of our overall financial model," said Mark Haidet, the Company's chief financial officer. "We continue to have good visibility into our revenue opportunities and see leverage in our operating model. Our cash from operations for the quarter exceeded $10 million with ongoing improvements in our working capital management."

    Haidet continued, "We are increasing our annual guidance based on the strong results in the first half of the year and increased visibility of our second half opportunities."

    The Company's updated guidance is as follows:



                                         Revenue   Adjusted Earnings
                                          Range     (non-GAAP) / Share
                                        (millions)        Range
----------------------------------------------------------------------
Quarter ending September 30, 2007        $63-$65       $.18 - $.19
----------------------------------------------------------------------
Year ending Dec. 31, 2007 - previous    $245 -$260     $.67 - $.70
----------------------------------------------------------------------
Year ending Dec. 31, 2007 - updated     $248 -$260     $.70 - $.73
----------------------------------------------------------------------


    Commencing in the first quarter of 2006, the Company implemented the Statement of Financial Accounting Standards No. 123R ("FAS 123R"). FAS 123R requires companies to expense the fair value of grants made under stock option programs over the vesting period of the options. This share-based compensation expense is a non-cash expense. The Company utilized the "Modified Prospective Application" transition method to adopt FAS 123R. In its press releases, the Company reports its net income and earnings per share on both Generally Accepted Accounting Principles ("GAAP") (which includes the non-cash share-based compensation charge) and non-GAAP (which excludes the non-cash share-based compensation charge) bases in order to facilitate analysis of the business and meaningful period-to-period comparison.

    On January 3, 2006, the Company completed the acquisition of substantially all of the assets of Synchronics, Inc. ("Synchronics"). All Synchronics operations are included in the Company's 2006 financial statements as of the date of the acquisition.

    The Company provides adjusted operating margin, adjusted net income and adjusted net income per share in this press release as additional information relating to the Company's operating results. The measures are not in accordance with, or an alternative for GAAP and may be different from adjusted net income and adjusted net income per share measures used by other companies. Adjusted net income and adjusted operating margin has been adjusted to exclude amortization of acquisition-related intangible assets, non-recurring items and compensation expense related to the issuance of employee stock options. The income tax provision is calculated on the Company's cash tax rate for the year (based off of actual cash expected to be paid to domestic and foreign governments). The Company believes that this non-GAAP presentation provides useful information to investors regarding certain additional financial and business trends relating to the Company's financial condition and results of operations, and valuable insight into the Company's ongoing operations and earnings power.

    Radiant will hold its second quarter 2007 conference call today at approximately 4:30 p.m. Eastern Time. This call is being webcast by CCBN and can be accessed at Radiant's web site at http://phx.corporate-ir.net/phoenix.zhtml?c=115271&p=irol-irhome. The call will also be available via telephone at 1-888-791-1856 - reference ID# 5766832.

    Radiant Systems, Inc. (www.radiantsystems.com) is a global leader in providing innovative technology to the hospitality and retail industries. Offering unmatched reliability and ease of use, Radiant's hardware and software solutions are deployed in more than 85,000 restaurants, retail stores, cinemas, convenience stores, fuel centers, and other customer-service venues across more than 100 countries. Radiant serves the needs of its customers through the dedication of more than 1,100 employees, 325 certified sales and service partners, and 1,800 field service representatives around the world. Founded in 1985, the company is headquartered in Atlanta with regional offices throughout the United States as well as in Europe, Asia and Australia.

    This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company's ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are the Company's reliance on a small number of clients for a large portion of its revenues, fluctuations in its quarterly results, its ability to continue and manage its growth, liquidity and other capital resources issues, competition and the other factors discussed in detail in the Company's periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements.



                        RADIANT SYSTEMS, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                  (IN THOUSANDS, EXCEPT SHARE DATA)


                    ASSETS

                                                June 30,  December 31,
                                                  2007         2006

                                               --------- -------------

Current assets
 Cash and cash equivalents                     $  16,183   $    15,720
 Accounts receivable, net                         39,103        35,203
 Inventories, net                                 25,937        26,484
 Deferred tax assets                               7,602         9,327
 Other current assets                              2,244         1,310
                                               --------- -------------
                Total current assets              91,069        88,044

Property and equipment, net                       14,761        14,726
Software development costs, net                    6,375         5,019
Deferred tax assets, non-current                   5,598         5,252
Goodwill                                          62,250        61,948
Intangibles, net                                  21,205        23,447
Other long-term assets                               322           219
                                               --------- -------------

                                               $ 201,580   $   198,655
                                               ========= =============


     LIABILITIES AND SHAREHOLDERS' EQUITY


Current liabilities
 Short-term debt facility                      $     500   $     6,489
 Current portion of long-term debt                 7,651         7,439
 Accounts payable and accrued liabilities         30,456        30,430
 Accrued contractual obligations and payables
  due to Related Party                                 -         3,665
 Client deposits and unearned revenue             15,408        10,365
                                               --------- -------------
                Total current liabilities         54,015        58,388


Client deposits and deferred revenues, net of
 current portion                                      94           188
Long-term debt, net of current portion            17,751        20,895
Other long-term liabilities                        4,698         3,213
                                               --------- -------------
                Total liabilities                 76,558        82,684
                                               --------- -------------

Shareholders' equity
 Common stock, no par value; 100,000,000
  shares authorized; 31,252,932 and 30,923,800
  shares issued and outstanding, respectively          -             -
 Additional paid-in capital                      142,164       137,151
 Accumulated other comprehensive income            1,091           487
 Accumulated deficit                            (18,233)      (21,667)
                                               --------- -------------
                Total shareholders' equity       125,022       115,971
                                               --------- -------------

                                               $ 201,580   $   198,655
                                               ========= =============







RADIANT SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)


                                   -----------------------------------
                                   For the three months ended June 30,
                                     2007                      2007
                                     GAAP    Adjustments     Non-GAAP
                                   --------- -----------     ---------
Revenues:
  System sales                     $ 36,678                  $ 36,678
  Client support, maintenance and
   other services                    26,234                    26,234
                                   ---------                 ---------
     Total revenues                  62,912                    62,912

Cost of revenues:
  System sales                       18,594         (39)(a)    18,555
  Client support, maintenance and
   other services                    15,795         (68)(a)    15,727
                                   --------- -----------     ---------
     Total cost of revenues          34,389        (107)(e)    34,282
                                   --------- -----------     ---------

Gross profit                         28,523         107 (e)    28,630

Operating Expenses:
  Product development                 5,899        (136)(a)     5,763
  Sales and marketing                 7,434        (249)(a)     7,185
  Depreciation of fixed assets        1,012                     1,012
  Amortization of intangible assets   1,032      (1,032)(b)         -
  Other non-recurring operating
   expenses                           1,207      (1,207)(c)         -
  General and administrative          7,319        (464)(a)     6,855
                                   --------- -----------     ---------
     Total operating expenses        23,903      (3,088)(e)    20,815

Income from operations                4,620       3,195 (e)     7,815

Interest and other expense, net         671                       671
                                   --------- -----------     ---------

Income from operations before
 income taxes                         3,949       3,195 (e)     7,144

Income tax provision                 (1,665)        593 (d)    (1,072)
                                   --------- -----------     ---------

Net income                            2,284       3,788 (e)     6,072

Net income per share
     Basic                         $   0.07                  $   0.20
                                   =========                 =========
     Diluted                       $   0.07                  $   0.18
                                   =========                 =========

Weighted average shares
 outstanding:
     Basic                           31,136                    31,136
                                   =========                 =========
     Diluted                         32,930                    32,930
                                   =========                 =========

                                   -----------------------------------

                                   -----------------------------------
                                   For the three months ended June 30,
                                     2006                      2006
                                     GAAP    Adjustments     Non-GAAP
                                   --------- -----------     ---------
Revenues:
  System sales                     $ 32,088                  $ 32,088
  Client support, maintenance and
   other services                    22,789                    22,789
                                   ---------                 ---------
     Total revenues                  54,877                    54,877

Cost of revenues:
  System sales                       16,570        (134)(a)    16,436
  Client support, maintenance and
   other services                    14,065         (50)(a)    14,015
                                   --------- -----------     ---------
     Total cost of revenues          30,635        (184)(e)    30,451
                                   --------- -----------     ---------

Gross profit                         24,242         184 (e)    24,426

Operating Expenses:
  Product development                 5,377        (152)(a)     5,225
  Sales and marketing                 6,601        (196)(a)     6,405
  Depreciation of fixed assets          801                       801
  Amortization of intangible assets   2,047      (2,047)(b)         -
  Other non-recurring operating
   expenses                           1,663      (1,663)(c)         -
  General and administrative          6,620        (327)(a)     6,293
                                   --------- -----------     ---------
     Total operating expenses        23,109      (4,385)(e)    18,724

Income from operations                1,133       4,569 (e)     5,702

Interest and other expense, net         625                       625
                                   --------- -----------     ---------

Income from operations before
 income taxes                           508       4,569 (e)     5,077

Income tax benefit (provision)       11,139     (11,906)(d)      (767)
                                   --------- -----------     ---------

Net income                           11,647      (7,337)(e)     4,310

Net income per share
     Basic                         $   0.38                  $   0.14
                                   =========                 =========
     Diluted                       $   0.35                  $   0.13
                                   =========                 =========

Weighted average shares
 outstanding:
     Basic                           30,994                    30,994
                                   =========                 =========
     Diluted                         32,893                    32,893
                                   =========                 =========

                                   -----------------------------------

                                   -----------------------------------
                                    For the six months ended June 30,
                                     2007                      2007
                                     GAAP    Adjustments     Non-GAAP
                                   --------- -----------     ---------

Revenues:
  System sales                     $ 68,693                  $ 68,693
  Client support, maintenance and
   other services                    51,658                    51,658
                                   ---------                 ---------
     Total revenues                 120,351                   120,351

Cost of revenues:
  System sales                       35,475         (81)(a)    35,394
  Client support, maintenance and
   other services                    31,400        (140)(a)    31,260
                                   --------- -----------     ---------
     Total cost of revenues          66,875        (221)(e)    66,654
                                   --------- -----------     ---------

Gross profit                         53,476         221 (e)    53,697

Operating Expenses:
  Product development                11,477        (259)(a)    11,218
  Sales and marketing                14,230        (469)(a)    13,761
  Depreciation of fixed assets        2,033           -         2,033
  Amortization of intangible assets   2,242      (2,242)(b)         -
  Other non-recurring operating
   expenses                             907        (907)(c)         -
  General and administrative         13,784        (837)(a)    12,947
                                   --------- -----------     ---------
     Total operating expenses        44,673      (4,714)(e)    39,959

Income from operations                8,803       4,935 (e)    13,738

Interest and other expense, net       1,446                     1,446
                                   --------- -----------     ---------

Income from operations before
 income taxes                         7,357       4,935 (e)    12,292

Income tax provision                 (3,036)      1,192 (d)    (1,844)
                                   --------- -----------     ---------

Net income                            4,321       6,127 (e)    10,448

Net income per share
     Basic                         $   0.14                  $   0.34
                                   =========                 =========
     Diluted                       $   0.13                  $   0.32
                                   =========                 =========

Weighted average shares
 outstanding:
     Basic                           31,058                    31,058
                                   =========                 =========
     Diluted                         32,774                    32,774
                                   =========                 =========

                                   -----------------------------------

                                   -----------------------------------
                                    For the six months ended June 30,
                                     2006                      2006
                                     GAAP    Adjustments     Non-GAAP
                                   --------- -----------     ---------

Revenues:
  System sales                     $ 58,527                  $ 58,527
  Client support, maintenance and
   other services                    45,387                    45,387
                                   ---------                 ---------
     Total revenues                 103,914                   103,914

Cost of revenues:
  System sales                       30,622        (227)(a)    30,395
  Client support, maintenance and
   other services                    26,831        (103)(a)    26,728
                                   --------- -----------     ---------
     Total cost of revenues          57,453        (330)(e)    57,123
                                   --------- -----------     ---------

Gross profit                         46,461         330 (e)    46,791

Operating Expenses:
  Product development                11,004        (318)(a)    10,686
  Sales and marketing                12,831        (352)(a)    12,479
  Depreciation of fixed assets        1,542                     1,542
  Amortization of intangible assets   4,094      (4,094)(b)         -
  Other non-recurring operating
   expenses                           1,663      (1,663)(c)         -
  General and administrative         12,615        (634)(a)    11,981
                                   --------- -----------     ---------
     Total operating expenses        43,749      (7,061)(e)    36,688

Income from operations                2,712       7,391 (e)    10,103

Interest and other expense, net       1,242                     1,242
                                   --------- -----------     ---------

Income from operations before
 income taxes                         1,470       7,391 (e)     8,861

Income tax benefit (provision)       10,860     (12,050)(d)    (1,190)
                                   --------- -----------     ---------

Net income                           12,330      (4,659)(e)     7,671

Net income per share
     Basic                         $   0.40                  $   0.25
                                   =========                 =========
     Diluted                       $   0.37                  $   0.23
                                   =========                 =========

Weighted average shares
 outstanding:
     Basic                           30,916                    30,916
                                   =========                 =========
     Diluted                         33,060                    33,060
                                   =========                 =========

                                   -----------------------------------

(a) The Company adopted SFAS 123R on January 1, 2006 using the Modified Prospective Method, which requires us to expense the fair value of grants made under stock option programs over the vesting period of the options. The 2007 and 2006 adjustments to costs of sales and operating expenses represent stock-based compensation expense recorded during the period. Total stock-based compensation expense for the three months ended June 30, 2007 and 2006 was $1.0 million and $0.9 million, respectively, on a pre-tax basis. Total stock-based compensation expense for the six months ended June 30, 2007 and 2006 was $1.8 million and $1.6 million, respectively, on a pre-tax basis.

(b) Adjustments represent purchase amortization from prior acquisitions. Such amortization is commonly excluded from non-GAAP net income by software companies and we therefore exclude these amortization costs to provide more relevant and meaningful comparisons of our operating results to that of our competitors.

(c) Adjustment represents the elimination of non-recurring charges that are commonly excluded from non-GAAP net income. We have eliminated these charges to provide a more relevant and meaningful comparisons of our operating results to that of our competitors. For 2006, these charges consisted of lease write-offs related to the restructuring of Company leases. For 2007, these charges consisted of pre-acquisition costs from potential transactions that will not take place ($1.2 million) and a lease restructuring credit of $0.3 million as a result of adjusting our estimate related to the lease restructuring charge that was taken during 2006.

(d) The Company reports its non-GAAP income tax provision on a cash tax rate basis which is estimated to be 15% for 2007 and 13% for 2006. Note that the actual cash tax rate for 2006 was approximately 10% and therefore an adjustment was made during the fourth quarter of 2006 which resulted in a decrease in the tax expense recognized in the three and six months ended June 30, 2006.

(e) The Company provides adjusted financial information as additional information relating to the Company's operations. The measures are not in accordance with, or an alternative for GAAP and may be different from other adjusted financial statements of other companies. The adjusted financial information excludes such items as amortization of acquisition-related intangible assets, items that are not considered part of our normal operations and compensation expense related to the issuance of employee stock options. The income tax provision is calculated based on the Company's cash tax rate for the year and excludes the impact of changes in the valuation allowance against deferred tax assets.



    CONTACT: Radiant Systems, Inc.
             Sara Ford, 770-576-6832